Exhibit 4.2

                            AMENDMENT AND JOINDER TO
                          REGISTRATION RIGHTS AGREEMENT

     This Amendment and Joinder to Registration Rights Agreement (this "Agreement"), dated as of July 27, 2001, by and among Danzer Corporation (the "Company"), The Huntington Capital Investment Company, an Ohio corporation ("Huntington"), and Obsidian Capital Partners, L.P., an Indiana limited partnership ("OCP"). Capitalized terms herein which are not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement described below.

     WHEREAS, on June 21, 2001, the Company and certain holders of equity securities of the Company entered into that certain Registration Rights Agreement (the "Registration Rights Agreement");

     WHEREAS, pursuant to the terms of an Acquisition Agreement and Plan of Reorganization dated June 21, 2001, among the Company, Danzer Industries, Inc., Pyramid Coach, Inc., Champion Trailer, Inc., OCP, Timothy S. Durham and the United Acquisition, Inc., an Indiana corporation ("United"), OCP has agreed to transfer all of the capital stock of United owned by OCP to Danzer in exchange for shares of the capital stock of Danzer, as a result of which the Borrower will become a wholly-owned subsidiary of Danzer; and

     WHEREAS, United and Huntington Capital Investment Company have entered into a certain Note Purchase Agreement of even date herewith (the "Note Purchase Agreement"), pursuant to which Huntington has extended credit to United for the purpose of acquiring the assets of United Expressline, Inc., an Indiana Corporation; and

     WHEREAS, in order to induce Huntington to enter into the Note Purchase Agreement, the Company has agreed to issue certain shares of the Company to Huntington, and to provide to Huntington the registration rights set forth in the Registration Rights Agreement in connection with the Shares; and

     WHEREAS, the Registration Rights Agreement provides that amendments thereto must be approved by the Company and the Holders of at least seventy-five percent (75%) of the Registrable Securities then held by all of the Holders; and

     WHEREAS, OCP holds more than seventy-five percent of the Registrable Securities under the Registration Rights Agreement, and by its execution of this Agreement, hereby consents to the amendment of the Registration Rights Agreement set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. For purposes of the Registration Rights Agreement, Huntington shall be deemed to be a "Holder" as such term is defined therein for all purposes and Exhibit A of the Registration Rights Agreement is hereby amended to include Huntington as set forth on Exhibit "A" attached hereto.

     2. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument, and facsimile signatures shall be given the same effect as original signatures.

     IN WITNESS Whereof, the parties hereto have caused this Agreement to be executed on the date first above written.


DANZER CORPORATION



By: /s/ Timothy S. Durham
Printed Name: Timothy S. Durham
Title:  Chief Executive Officer


HUNTINGTON CAPITAL INVESTMENT COMPANY



By: /s/ Mark Bahlmann

Name: Mark Bahlmann

Its: Asst. Vice President

Send notices to:

The Huntington Capital Investment Company
41 South High Street
Ninth Floor
Columbus, OH 43287
Attn: Mark Taylor Bahlman
Fax: (614) 480-4999

AGREED AND CONSENTED BY:

OBSIDIAN CAPITAL PARTNERS, L.P.
By:  Obsidian Capital Company, LLC, its General Partner


By: /s/ Timothy S. Durham
Printed Name: Timothy S. Durham
Title: Managing Member

                                   EXHIBIT "A"
                             AMENDMENT TO EXHIBIT A
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

                                    Exhibit A
                          Schedule of Security Holders*

                                             Shares of Common Stock or
         Name                                Common Stock Equivalents

Obsidian Capital Partners, L.P.              3,352,963 shares of Series
                                             C Preferred Stock

Caderna Corporation                          1,750,000 shares of Common Stock

Barbe Butschek                               23,640 shares of Common Stock

The Northern Trust Company
f/b/o HEB Investment and Retirement Plan     1,179,988 shares of Common Stock

UW H.M. Witt f/b/o Sally Witt Duncan         91,368 shares of Common Stock

Cleveland Family Limited Partnership         386,591 shares of Common Stock

Duncan-Smith Co.                             10,000 shares of Series
                                             C Preferred Stock

The Frost National Bank, Custodian
FBO Renaissance U.S. Growth and
Income Trust PLC, Trust No. W00740100        2,500,000 shares of Common Stock

HSBC Global Custody Nominee (U.K.)
Limited, Designation No. 896414              2,500,000 shares of Common Stock

 Huntington Capital Investment Company       386,206.275 shares of Series
                                             C Preferred Stock


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   *Schedule includes Common Stock Equivalents